As filed with the Securities and Exchange Commission on October 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	4610	46-5223743
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 241-6161

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lori M. Muratta

Vice President, General Counsel and Secretary

Shell Midstream Partners GP LLC

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 241-2973

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kelly B. Rose Hillary H. Holmes Andrew J. Ericksen Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	Douglas E. McWilliams Gillian A. Hobson Vinson & Elkins L.L.P. 1001 Fannin Street Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-196850

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common units representing limited partner interests	46,000,000	$23.00	$1,058,000,000	$132,390

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Based upon the public offering price.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(4)	The Registrant has previously paid $114,684 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-196850) initially filed on June 18, 2014.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Shell Midstream Partners, L.P., a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-196850), initially filed by Shell Midstream Partners, L.P. with the Securities and Exchange Commission on June 18, 2014, as amended by Amendment No. 1 thereto filed on August 12, 2014, Amendment No. 2 thereto filed on September 23, 2014, Amendment No. 3 thereto filed on October 8, 2014 and Amendment No. 4 thereto filed on October 20, 2014, and which was declared effective on October 28, 2014, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement:

Number	Description

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

8.1	Opinion of Baker Botts L.L.P. relating to tax matters

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Ernst & Young LLP

23.4	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

23.5	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

24	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-196850) initially filed with the Securities and Exchange Commission on June 18, 2014 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 28, 2014.

Shell Midstream Partners, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Susan M. Ward
Susan M. Ward
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer) and Director	October 28, 2014
Margaret C. Montana

/s/ Susan M. Ward	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 28, 2014
Susan M. Ward

*	Susan M. Ward hereby signs this Registration Statement on behalf of the indicated person for whom she is attorney-in-fact pursuant to powers of attorney previously included with the Registration Statement on Form S-1 of Shell Midstream Partners, L.P. filed on June 18, 2014 with the Securities and Exchange Commission.

By:	/s/ Susan M. Ward
Susan M. Ward Attorney-in-fact

INDEX TO EXHIBIT

Number	Description

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

8.1	Opinion of Baker Botts L.L.P. relating to tax matters

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Ernst & Young LLP

23.4	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

23.5	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

24	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-196850) initially filed with the Securities and Exchange Commission on June 18, 2014 and incorporated by reference herein)